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                        WADE COOK FINANCIAL CORPORATION
                           1997 STOCK INCENTIVE PLAN

   1. Establishment and Purpose.

   There is hereby adopted the Wade Cook Financial Corporation 1997 Stock Incentive Plan (the "Plan"). This Plan is intended to promote the interests of the Company (as defined below) and the stockholders of the Company by providing directors, officers, consultants and other employees of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company; and to reward the performance of individual directors, officers, consultants and other employees in fulfilling their personal responsibilities for long-range achievements.

   2. Definitions.

   As used in the Plan, the following definitions apply to the terms indicated below:

      (a) "Agreement" shall mean the written agreement between the Company and a Participant evidencing an Incentive Award.

      (b) "Board" shall mean the Board of Directors of the Company.

      (c) "Cause" shall mean (1) the willful and continued failure by the Participant substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness);
          (2) the willful engaging by the Participant in misconduct which is materially injurious to the Company; (3) the commission by the Participant of a felony; or (4) the commission by the Participant of a crime against the Company which is materially injurious to the Company. For purposes of this Section 2(c), no act, or failure to act, on a Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Determination of Cause shall be made by the Board in its sole discretion.

      (d) A "Change in Control" shall be deemed to have occurred in the event set forth in any one of the following paragraphs shall have occurred:

          (1) any Person is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 25% or more of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

          (2) the following individuals cease for any reason to constitute a majority of the number of directors then serving; individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

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    (3) there is consummated a merger or consolidation of the Company with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 75% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

    (4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) "Company" shall mean Wade Cook Financial Corporation and, where appropriate, each of its Subsidiaries now held or hereinafter acquired.

(g) "Company Stock" shall mean the common stock of the Company, $.01 par value.

(h) "Disability" shall mean: (1)any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him or her;
    (2)when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of
    Section 22(e)(3) of the Code; or (3)such other conditions as may be determined in the sole discretion of the Board to constitute Disability.

(i) "Effective Date" shall mean the date upon which this Plan is adopted by the Board.

(j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

(k) The "Fair Market Value" of a share of Company Stock, as of a date of determination, shall mean (1)the closing, sales price per share of Company Stock on the national securities exchange on which such stock is principally traded for the last preceding date on which there was a sale of such stock on such exchange, or (2)if the shares of Company Stock are not listed or admitted to trading on any such exchange, the closing price as reported by the NASDAQ Stock Market for the last preceding day on which there was a sale of such stock on such exchange, or (3)if the shares of Company Stock are then listed on the NASDAQ Stock Market, the average of the highest reported bid and lowest reported asked price for the shares of Company Stock as reported by the National Association of Securities Dealer's, Inc. Automated Quotations System for the last preceding day on which there was a sale of such stock in such market, or
    (4)if the shares of Company Stock are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise readily ascertainable, such value as determined by the Board in good faith.

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(l) "Incentive Award" shall mean any Option, Tandem SAR, Stand-Alone SAR,
Restricted Stock, Phantom Stock, Stock Bonus or Other Award granted pursuant to the terms of the Plan.


(m) "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Board as an Incentive Stock Option.


(n) "Issue Date" shall mean the date established by the Company on which certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 10(e).


(o) "Non-Qualified Stock Option" shall mean an Option other than an Incentive Stock Option.


(p) "Option" shall mean an option to purchase shares of Company Stock granted pursuant to Section 7.


(q) "Other Award" shall mean an award granted pursuant to Section 13 hereof.


(r) "Partial Exercise" shall mean an exercise of an Incentive Award for less than the full extent permitted at the time of such exercise.


(s) "Participant" shall mean (1) a director, officer, consultant or other employee to whom an Incentive Award is granted pursuant to the Plan and (2) upon the death of an individual described in clause (1), his or her successors, heirs, executors and administrators, as the case may be. "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company, (2) a bank or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or
(4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.


(t) "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(u) "Phantom Stock" shall mean the right, granted pursuant to Section II, to receive in cash or shares the Fair Market Value of a shares of Company Stock.

(v) "Reload Option" shall mean a Non-Qualified Stock Option granted pursuant to Section 7(c)(5).


(w) "Restricted Stock" shall mean a share of Company Stock which is granted pursuant to the terms of Section 10 hereof and which is subject to the restrictions set forth in Section 10(c).


(x) "Rule 16b-3" shall mean the Rule 16b-3 promulgated the Exchange Act, as amended from time to time.


(aa) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.


(bb) "Stand-Alone SAR" shall a stock appreciation right which is granted pursuant to Section 9 and which is not related to any Option.

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   (cc) "Stock Bonus" shall mean a bonus payable in shares of Company Stock granted pursuant to Section 12.

   (dd) "Subsidiary" shall mean "subsidiary corporation" within the meaning of Section 424(f) of the Code.

   (ee) "Tandem SAR" shall mean a stock appreciation right which is granted pursuant to Section 8 and which is related to an Option.

   (ff) "Vesting Date" shall mean the date established by the Board on which a share of Restricted Stock or Phantom Stock may vest.

3. STOCK SUBJECT TO THE PLAN.

   (a) Shares Available for Awards.

       The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 1,000,000 shares (subject to adjustment as provided herein). Such shares may be authorized by unissued Company Stock or authorized and issued Company Stock held in the Company's treasury. The Board may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

       The grant of a Tandem SAR shall not reduce the number of shares of Company Stock with respect to which Incentive Awards may be granted pursuant to the Plan.

   (b) Adjustment for Change in Capitalization.

       In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Company Stock, or other property), recapitalization. Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate function or event, affects the Company Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Board shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (1) the number and kind of shares of Company stock which may then be issued in connection with Incentive Awards, (2) the number and kind of shares of Company Stock issued or issuable in respect of outstanding Incentive Awards, (3) the exercise price, grant price or purchase price relating to any Incentive Award, and (4) the maximum number of shares subject to Incentive Awards which may be awarded to any employee during any tax year of the Company; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

   (c) Re-use of Sharer.

       The following shares of Company Stock shall again become available for Incentive Awards: except as provided below, any shares subject to an Incentive Award that remain unissued upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever; and any shares of Restricted Stock forfeited. Notwithstanding the foregoing, upon the exercise of any Incentive Award granted in tandem with any other Incentive Awards, such related Awards shall be canceled to the extent of the number of shares of Company Stock - as to which the Incentive Award is exercised and such number of shares shall no longer be available for Incentive Awards under the Plan.


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4. ADMINISTRATION OF THE PLAN

    The Plan shall be administered by the Baord. The Board shall have the authority in its sole discretion subject to and not inconsistent with the express provisions of the plan, to administer the Plan and to exercise the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Incentive Awards; to determine the persons to whom and the time or times at which Incentive Awards shall be granted; to determine the type and number of Incentive Awards to be granted, the number of shares of Stock to which Incentive Awards may relate and the terms and conditions, restrictions and performance criteria relating to any Incentive Award, and whether, to what extent, and under what circumstances an Incentive Award may be settled, canceled, forfeited, exchanged or surrendered; to make adjustments in the performance goals in recognition of unusal or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Incentive Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.


    The Board may, in its absolute discretion, without amendment to the Plan,
(a) accelerate the date on which any Option or Stand-Alone SAR granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option or Stand-Alone SAR, and (b) accelerate the Vesting Date or Issue Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, Phantom Stock or other Incentive Award or otherwise adjust any of the terms applicable to any such Incentive Award.

    No member of the Board shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify (to the extent permitted under Nevada law and the bylaws of the Company) and hold harmless each member of the Board and each other employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any action, omission or determination relating to the plan, unless, in either case, such action, omission or determination was taken or made by such director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

    5. ELIGIBILITY. The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such directors, officers, consultants and other employees of the Company as the Board shall select from time to time.

    6. AWARDS UNDER THE PLAN; AGREEMENT.

    The Board may grant Options, Tandem SARS, Stand-Alone SARS shares of Restricted Stock, shares of Phantom Stock, Stock Bonuses and Other Awards in such amounts and with such terms and conditions as the Board shall determine, subject to the provisions of the Plan. Each Incentive Award granted under the Plan (except as unconditional Stock Bonus) shall be evidenced by an Agreement which shall contain such provisions as the Board may in its sole discretion deem necessary or desirable. By accepting an Incentive Award, a Participant thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

    7. OPTIONS.

       (a)  Identification of Options.

            Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option.

       (b)  Exercise Price.

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Each Agreement with respect to an Option shall set forth the amount (the
"option exercise price") payable by the grantee to the Company upon exercise of the Option. The option exercise price per share shall be determined by the Board; provided, however, that in the case of an Incentive Stock Option, the option exercise price shall in no event be less than the Fair Market Value of a share of Company Stock on the date the Option is granted.

(c) Term and Exercise of Options.

    (1) Unless the applicable Agreement provides otherwise, an Option shall be exercisable as to one-third (1/3) of the shares covered thereby on the date of grant, with an additional one-third (1/3) of such Option becoming cumulatively exercisable on each of the first and second anniversaries of the date of grant. The Board shall determine the expiration date of each Option; provided, however, that no Incentive Stock Option shall be exercisable more than 10 years after the due of grant.

    (2) Notwithstanding the provisions of subsection (1) above, the exercisability of Options granted pursuant to this Section 7 may be subject to the attainment by the Company of performance goals pre-established by the Board, based on one or more of the following criteria: (A) return on total stockholder equity; (B) earnings per share of Company Stock; (C) net income (before or after taxes);
        (D) earnings before interest, taxes, depreciation and amortization;
        (E) revenues; (F) return on assets; (G) market share; (H) cost reduction goals; (I) any combination of, or a specified increase in, any of the foregoing; and (J) such other criteria as the Board may approve; in each case, as determined in accordance with generally accepted accounting principles. The exercisability of Options (or portions thereof) under this subsection (2) shall not be effective unless the attainment of such performance measures has been certified by the Board.

    (3) An Option may be exercised for all or any portion of the shares as to which it is exercisable, provided that no Partial Exercise of an Option shall be for less than 100 shares of Common Stock. The Partial Exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

    (4) An Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means;
        (A) in cash or by personal check, certified check, bank cashier's check or wire transfer; (B) in shares of Company Stock owned by the Participant prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; (C) by authorizing the Company to withhold whole shares of Company Stock which would otherwise be delivered upon exercise of the option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise; (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise; or (E) by such other provision as the Board may from time to time authorize.
        The Board shall have sole discretion to disapprove of an election pursuant to any of clauses (B) - (E) and in the case of an optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with

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        Section 16 and the rules and regulations thereunder. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require.

    (5) Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the option is exercised.

    (6) The Board shall have the authority to specify, at the time of grant or, with respect to Non-Qualified Stock Options, at or after the time of grant, that a Participant shall be granted a new Non-Qualified Stock IP Option (a "Reload Option") for a number of shares equal to the number of shares surrendered by the Participant upon exercise of all or a part of an Option in the manner described in Section 7(c)(3)(ii) above, subject to the availability of shares of Company Stock under the Plan at the time of such exercise. Reload Options shall be subject to such conditions as may be specified by the Board in its discretion, subject to the terms of the Plan.

(d) Limitations on Incentive Stock Options.

    (1) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which such Incentive Stock Option is granted.

    (2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless
        (i) the exercise price of such Incentive Stock Option is at least 110 percent (110%) of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e) Effect of Termination of Employment.

    (1) Unless the applicable Agreement provides otherwise, in the event that the employment of a Participant with the Company shall terminate for any reason other than Cause, Disability or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is three months after termination, on which date they shall expire at the close, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The three-month period described in this Section 7(e)(1) shall be extended to one year from the date of such termination in the event in the event of the Participant's death during such three-month period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

    (2) Unless the applicable Agreement provides otherwise, in the event the employment of a Participant with the Company shall terminate as of the Disability or death of the Participant, (A) Options granted to such Participant to the extent that they were


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                exercisable at the time of such termination, shall remain
                exercisable until the first anniversary of such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

            (3) In the event of the termination of a Participant's employment for Cause, all outstanding Options to such Participant shall expire at the commencement of business on the date of such termination.

        (f) Acceleration of Exercise Date Upon Change of Control.

     Upon the occurrence of a Change of Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation.









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8. Tandem SARs

    The Board may grant in connection with any Option granted hereunder one or more SARs relating to a number of shares of Company Stock less than or equal to the number of shares of Company Stock subject to the related Option. A Tandem SAR may be granted in connection with an Option only at the same time that such Option is granted: provided, however a Tandem SAR granted in connection with a Non-Qualified Stock Option may be granted subsequent to the time that such Non-Qualified Stock Option is granted.

    (a) Benefit Upon Exercise.

        The exercise of a Tandem SAR with respect to any number of shares of Company Stock shall entitle the Participant to a cash payment, for each such share, equal to the excess of (1) the Fair Market Value of a share of Company Stock on the exercise date over (2) the option exercise price of the related Option. Such payment shall be made as soon as practicable after the effective date of such exercise.

    (b) Term and Exercise of Tandem SAR.

        (1) A Tandem SAR shall be exercisable only if and to the extent that its related Option is exercisable.

        (2) The exercise of a Tandem SAR with respect to a number of shares of Company Stock shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Section 8(b)(2)), with respect to a number of shares of Company Stock shall cause the automatic and immediate cancellation of any related Tandem Shares to the extent of the number of shares of Company Stock subject to such Option which is so exercised, canceled, terminated or expired.

        (3) A Tandem SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no Partial Exercise of a Tandem SAR shall be with respect to less than 100 shares of Company Stock.

        (4) No Tandem SAR shall be assignable or transferable otherwise than together with its related Option.

        (5) A Tandem SAR shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Company Stock with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option to which the Tandem SAR is related.

9. Stand-Alone SARs.

    (a) Exercise Price.

        The exercise price per share of a Stand-Alone SAR shall be determined by the Board at the time of grant.

    (b) Benefit Upon Exercise.

        The exercise of a Stand-Alone SAR with respect to any number of shares of Company Stock shall entitle the Participant to a payment, for each such share, equal to the excess of (1) the Fair Market Value of a share of Company Stock on the exercise date over (2) the exercise

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        price of the Stand-Alone SAR. Such payments shall be made as soon as practicable after such exercise, in cash and/or shares of Company Stock, as determined by the Board.

    (c) Term and Exercise of Stand-Alone SARs.

        (1) Unless the applicable Agreement provides otherwise, a Stand-Alone SAR, shall become cumulatively exercisable as to one-third (1/3) of shares covered thereby on the date of grant, with an additional one-third (1/3) of such Stand-Alone SAR to become cumulatively exercisable on each of the first and second anniversaries of the date of grant. The Board shall determine the expiration date of each Stand-Alone SAR.

        (2) A Stand-Alone SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no Partial Exercise of a Stand-Alone SAR shall be with respect to less than 100 shares of Company Stock.

        (3) A Stand-Alone SAR shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Company Stock with respect to which the Stand-Alone SAR is being exercised, and the effective date of the proposed exercise, and shall be signed by the Participant.

    (d) Effect of Termination of Employment.

        The provisions set forth in Section 7(e) with respect to the exercise of Options following termination of employment shall apply as well to such exercise of Stand-Alone SARs.

    (e) Acceleration of Exercise Date Upon Change in Control.

        Upon the occurrence of a Change in Control, any Stand-Alone SAR outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation.

10. Restricted Stock.

    (a) Issue Date and Vesting Date.

        At the time of the grant of shares of Restricted Stock, the Board shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Board may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 10(c), provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 10(b) are satisfied, and except as provided in Section 10(g), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such shares shall vest and the restrictions of
        Section 10(c) shall lapse.

    (b) Conditions to Vesting.

        At the time of the grant of shares of Restricted Stock, the Board may impose such restrictions or conditions to the vesting of such as it, in its absolute discretion, deems appropriate.

    (c) Restrictions on Transfer Prior to Vesting.

        Prior to the vesting of a share of Restricted Stock, no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

(d) Dividends on Restricted Stock.

    The Board in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

(e) Issuance of Certificates

    (1) Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

        The transferability of this certificate and the shares represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Wade Cook Financial Corporation 1997 Stock Incentive Plan and an agreement entered into between the registered owner of such shares and the Company. A copy of the Plan and Agreement is on file in the office of the Secretary of the Company.

    --------------------------------------------------------

        Such legend shall not be removed until such shares vest pursuant to the terms hereof.

    (2) Each certificate issued pursuant to this Section 10(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company unless the Board determines otherwise.

(f) Consequences of Vesting.

    Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 10(c) shall lapse with respect to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 10(e).

(g) Effect of Termination of Employment.

    (1) Subject to such other provision as the Board may set forth in the applicable Agreement, and to the Board's amendment authority pursuant to a Participant's employment for any reason other than Cause, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company; provided that if the Board, in its sole discretion, shall within thirty (30) days after such termination of employment notify the participant in writing of its decision not to transfer the Participant's rights in such shares, then the Participant shall continue to be the owner of such shares subject to such continuing restrictions as the Board may prescribe in such notice. In the event of a forfeiture of shares pursuant to this section, the Company shall repay to the Participant (or the Participant's estate) any amount paid by the Participant for such shares. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held, or otherwise.

    (2) In the event of the termination of a Participant's employment for Cause all shares of Restricted Stock granted to such participant which have not vested as of the date of such termination shall immediately be returned to the Company, together with any dividend.

(d) Dividends on Restricted Stock.

    The Board in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

(e) Issuance of Certificates

    (1) Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

        The transferability of this certificate and the shares represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Wade Cook Financial Corporation 1997 Stock Incentive Plan and an agreement entered into between the registered owner of such shares and the Company. A copy of the Plan and Agreement is on file in the office of the Secretary of the Company.

    --------------------------------------------------------

        Such legend shall not be removed until such shares vest pursuant to the terms hereof.

    (2) Each certificate issued pursuant to this Section 10(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company unless the Board determines otherwise.

(f) Consequences of Vesting.

    Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 10(c) shall lapse with respect to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 10(e).

(g) Effect of Termination of Employment.

    (1) Subject to such other provision as the Board may set forth in the applicable Agreement, and to the Board's amendment authority pursuant to a Participant's employment for any reason other than Cause, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company; provided that if the Board, in its sole discretion, shall within thirty (30) days after such termination of employment notify the participant in writing of its decision not to transfer the Participant's rights in such shares, then the Participant shall continue to be the owner of such shares subject to such continuing restrictions as the Board may prescribe in such notice. In the event of a forfeiture of shares pursuant to this section, the Company shall repay to the Participant (or the Participant's estate) any amount paid by the Participant for such shares. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held, or otherwise.

    (2) In the event of the termination of a Participant's employment for Cause all shares of Restricted Stock granted to such participant which have not vested as of the date of such termination shall immediately be returned to the Company, together with any dividend.

          paid on such shares, in return for which the Company shall repay to the Participant any amount Paid by the Participant for such shares.

    (h) Effect of Change in Control.

        Upon the occurrence of a Change in Control, all outstanding shares of Restricted Stock which have not theretofore vested shall immediately vest and all restrictions on such shares shall immediately lapse.

    (i) Special Provisions Regarding Restricted Stock.

        Notwithstanding anything to the contrary contained herein, Restricted Stock granted pursuant to this Section 10 may be based on the attainment by the Company, of performance goals pre-established by the Board, based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share of Company Stock;
        (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) revenues; (6) return on assets; (7) market share; (8) cost reduction goals; (9) any combination of, or a specified increase in, any of the foregoing; and
        (10) such other criteria as the Board may approve; in each case, as determined in accordance with generally accepted accounting principles. Such shares of Restricted Stock shall be released from restrictions only after the attainment of such performance criteria has been certified by the Board.

11. Phantom Stock.

    (a) Vesting Date.

        At the time of the grant of shares of Phantom Stock, the Board shall establish a Vesting Date or Vesting Dates with respect to such shares. The Board may divide such shares into classes and assign a different Vesting Date for each class provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 11(c) are satisfied, and except as provided in Section 11(d) upon the occurrence of the Vesting Date with respect to share of Phantom Stock, such share shall vest.

    (b) Benefit Upon Vesting.

        Upon the vesting of a share of Phantom Stock, the Participant shall be entitled to receive, within 30 days of the date on which such share vests, an amount in cash and/or of Company Stock, as determined by the Board, equal to the sum of (1) the Fair Market Value of a share of Company Stock on the date on which such share of Phantom Stock vests, and (2) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

    (c) Conditions of Vesting.

        At the time of the grant of shares of Phantom Stock, the Board may impose such restrictions or conditions to the vesting of such share as it, in its absolute discretion, deems appropriate.

    (d) Effect of Termination of Employment.

        Subject to such other provision as the Board may set forth in the applicable Agreement, and to the Board's amendment authority pursuant to Section 4, shares of Phantom Stock that have not vested, together with any dividends credited on such Shares, shall not be forfeited upon the Participant's termination of employment for any reason.

    (e) Effect Of Change in Control.

         Upon the occurrence of a Change in Control, all outstanding
         Phantom Stock which have not theretofore vested shall immediately vest and payment in respect of such shares shall be made in accordance with the term of this Plan.

     (f) Special Provisions Regarding Awards.

         Notwithstanding anything to the contrary contained herein, the vesting of Phantom Stock granted pursuant to this Section 11 may be based on the attainment by the Company of one or more of the performance criteria set forth in Section (10(i) hereof, in each case, as determined in accordance with generally accepted accounting principles. No payment in respect of any such Phantom Stock award will be paid until the attainment of the respective performance criteria have been certified by the Board.

   12. Stock Bonuses.

   In the event that the Board grants a Stock Bonus, a certificate for the shares of Company Stock comprising such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

   13. Other Awards.

   Other forms of Incentive Awards ("Other Awards") valued in whole or in part by reference to, or otherwise based on Company Stock may be granted either alone or in addition to other Incentive Awards under the Plan. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards and all other conditions of such Other Awards.

   14. Rights As A Stockholder.

   No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Incentive Award until the date of issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 3(c), no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

   15. No Special Employment Rights; No Right To Incentive Award.

   Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate employment or to increase or decrease the compensation of the participant.

   No person shall have any right to receive an Incentive Award hereunder. The Board's granting of an Incentive Award to a participant at any time shall neither require the Board to grant any other Incentive Award to such Participant or any other person at any time, or preclude the Board from making subsequent grants to such Participant or any other person.

   16. Securities Matters.

      (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obliged to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Board may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such certificates make such agreements and representations, and that such certificates bear such legends, as the Board, in its sole discretion, deems necessary or desirable.

         (b) The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Board may, in its sole discretion, defer the effectiveness of any transfer of shares of the Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Board shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

    17.  Withholding Taxes.

    Whenever cash is to be paid pursuant to an Incentive Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

    Whenever shares of Company Stock are to be delivered pursuant to an Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Board, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined (the "Tax Date"). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares of Company Stock to be delivered pursuant to an Incentive Award.

    18.  Notification of Election Under Section 83(b) of the Code.

    If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of election with the Internal Revenue Service.

    19. Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.

    Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

    20.  Amendment Or Termination of The Plan.

    The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever, provided, however, that stockholder approval shall be required if and to the extent the Board determines that such approval is appropriate for purposes of satisfying Section 422 of the Code or Rule 16b-3. Incentive Awards may be granted under the Plan prior to the receipt of such stockholder approval but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Board's ability to exercise its discretionary authority pursuant to
Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under, any outstanding Incentive Award.

     21. Transfers of Incentive Awards.

     Options granted under the Plan shall not be transferable except (a) by will or the laws of descent and distribution; (b) pursuant to a "qualified domestic relations order" as such term is defined in the Employee Retirement Income Security Act of 1974, as amended; or (c) as specifically provided below. Any Participant may transfer Non-Qualified Stock Options to members of his or her Immediate Family (as defined below) if (1) the Agreement pursuant to which the Option was granted so provides, (2) such agreement was approved by the Board, and (3) the Participant does not receive any consideration for the transfer. "Immediate Family" means children, grandchildren, and spouse of the Participant or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners. Any Non-Qualified Stock Option agreement may be amended to provide for the transferability feature as outlined above, provided that such amendment is approved by the Board. Any Option not granted pursuant to an Agreement expressly permitting its transfer shall not be transferable. During the lifetime of the Participant, options may be exercised only by the Participant, the guardian or legal representative of the Participant, or the transferee as permitted under this Section 21(c).

     22. Expenses and Receipts.

     The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

     23. Failure to Comply.

     In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure to the Board, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Board, in its absolute discretion, may determine.

     24. Effective Date and Term of Plan.

     The Plan became effective on the Effective Date, but the Plan (and any grants of Incentive Awards made prior to shareholder approval of the Plan) shall be subject to the requisite approval of the stockholders of the Company. In the absence of such approval, such Incentive Awards shall be null and void. Unless earlier terminated by the Board, the right to grant Incentive Awards under the Plan will terminate on the tenth anniversary of the Effective Date. Incentive Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

     25. Applicable Law.

     Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Nevada, without reference to its principles of conflicts of law.

     26. Participant Rights.

     No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Incentive Award shall have no rights as a stockholder with respect to any shares covered by any award until the date of the issuance of a Company Stock certificate to him or her for such shares.

     27. Unfunded Status of Awards.

    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Incentive Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

     28. No Fractional Shares.

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Board shall determine whether cash, other Incentive Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     29. Beneficiary.

     A Participant may file with the Board a written designation of a beneficiary on such form as may be prescribed by the Board and may, from time to time, amend or revoke such designation, if no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

     30. Interpretation.

     The Plan is designed and intended to comply with Rule 16b-3 and, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

     31. Severability.

     If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.


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                                    A-16